Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

CoJax Oil and Gas Corporation

3033 Wilson Boulevard, Suite E605

Arlington, Virginia 23223

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with CoJax Oil and Gas Corporation, a Virginia corporation, (the “Company”), as follows:

1.

This Subscription Agreement, including the Terms and Conditions for Purchase of shares of Company Common Stock, $0.01 par value per share, (“Securities”) attached hereto as Annex I (collectively, this “Agreement”) is made as of the latest date set forth on the signature page hereto between the Company and the Investor.

2.

The Company has authorized the sale and issuance to certain investors of up to an aggregate of (i) a maximum of 3 million shares of Securities and (ii) a minimum of 250,000 shares of Securities in a best efforts, minimum-maximum self-directed public offering.

3. The offering and sale of the Securities  (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-1 (File No. 333-_________ (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the prospectus contained therein (the “Base Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed by the Company with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Securities, the terms of the Offering and the Company and (c) a prospectus supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Securities and terms of the Offering that has been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4.

The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Securities set forth below for the aggregate purchase price set forth below. The Securities shall be purchased pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.

5.

The Investor acknowledges that: the Offering is not being underwritten and the offer and sale of Securities is being made by the Company officers and directors without commission; subscription payments for Securities will be held in an escrow account at John Marshall Bank in Arlington, Virginia that is administered by BizLaunch Advisors, LLC, a Delaware limited liability company, (‘escrow agent”) under an Escrow Agreement with the Company and filed as an exhibit to the Registration Statement; if the Company does not receive valid subscription and subscription payments for at least 250,000 shares, for an aggregate offering proceeds of $500,000, by June 1, 2020, then the Offering will be terminated and all subscription funds in escrow will be refunded to investors without deduction or interest; if the Company does receive valid subscription and subscription payments for at least 250,000 shares, for an aggregate offering proceeds of $500,000, by June 1, 2020, then the subscription funds in escrow will be released to the Company for uses described in “Use of Proceeds” in the Base Prospectus, the escrow of subscription funds will end and the escrow account will be terminated and the Offering will continue until the earlier of all 3 million shares being sold or June 1, 2021.

6.

If the minimum amount of 250,000 shares of Securities is satisfied by the deadline, then the manner of settlement of the Securities purchased by the Investor shall be as follows:

(a)

Certificate evidencing the purchased Securities will be delivered in physical form to the Investor by facsimile with the original by overnight courier to the address set forth on the Investor’s signature page hereto.

(b)

Investor will remit funds equal to the aggregate purchase price for the Securities being purchased by the Investor by wire transfer to:

Bank Name:  John Marshall Bank

Bank Address:

Bank Telephone Number:

Account Holder.   CoJax Oil and Gas Corporation Escrow Account

Account Holder Address:  3033 Wilson Boulevard, Suite E605, Arlington, Virginia 22201

Account Holder Telephone Number:

Account Number:

ABA Routing Number:

SWIFT #:

Funds of Investor shall be deposited in the escrow account and governed by the Escrow Agreement until the Company sells the minimum number of 250,000 shares of the Securities.  If the minimum number of shares of Securities are sold by the deadline, then Investor funds will be immediately available to Company for use and wire transfers to the escrow bank account above will be automatically swept to Company’s operating bank account at John Marshall Bank, Arlington, Virginia.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE PURCHASED SHARES OF SECURITIES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES WILL NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

4.

  The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of

Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Securities, acquired, or obtained the right to acquire, 15% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:  (If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

5.

The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including any Prospectus Supplement, any free writing prospectus (if permitted) and oral communications.

9. No offer by the Investor to buy shares of Securities will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company  sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

10. The Company acknowledges that the only material, non-public information relating to the Company it has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

(Remainder of this page intentionally left blank; signatures begin on the next page.)

Number of Shares to be Purchased: ___________________________

Aggregate Purchase Price Per Share: $2.00

Aggregate Purchase Price: $_______________________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: ____________, 2019

INVESTOR

By:

Print Name:

Title:

Address:

Agreed and Accepted this ________ day of ___________, 2019

CoJax Oil and Gas Corporation

By:

Name:

Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1. Authorization and Sale of Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Securities.

2. Agreement to Sell and Purchase the Securities.

2.1

At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Securities set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Securities are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2

The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Securities to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors”, and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements”.

2.3

Investor acknowledges that the Company is offering and selling the Securities through its officers and directors without commissions and there is no underwriter or placement agent engaged by the Company for the Offering.

2.4

The Company confirms that neither it nor any other person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus in connection with the Offering. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company.

3. Closings and Delivery of the Securities and Funds; Prohibition on Subsequent Equity Sales by the Company.

3.1

Closing - Conditions to the Obligations of the Parties. (a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Securities to the Investor shall be subject to: (i) the receipt by the Company of the Purchase Price for the Securities being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date. (b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Securities will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Securities that they have agreed to purchase from the Company. The Investor understands and agrees that, in the event that the Company in its sole discretion determines that the conditions to Closing Prospectus, being principally the sale of the minimum of 250,000 shares of Securities prior to the deadline,  have not been satisfied,  then the Company shall terminate the Offering and refund Investors’ subscription payments held in escrow, and  Company shall terminate the Subscription Agreement without any liability to the Investors (other than refund of Investors’ subscription payments held in escrow).

3.2

Delivery of Funds.  (a) Wire Transfer. No later than two (2) business days after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the following account designated by the Company:

Bank Name:  John Marshall Bank

Bank Address:

Bank Telephone Number:

Account Holder.   CoJax Oil and Gas Corporation Escrow Account

Account Holder Address:  3033 Wilson Boulevard, Suite E605, Arlington, Virginia 22201

Account Holder Telephone Number:

Account Number:

ABA Routing Number:

SWIFT #:

Until the minimum number of 250,000 shares of Securities are sold by the deadline, the funds of Investor shall be deposited in the escrow account with John Marshall Bank, Arlington, Virginia (“Escrow Account”) in connection with the closing of the transactions contemplated herein, Investor shall remit by wire transfer the amount of funds equal to the aggregate Purchase Price for the Securities being purchased by the Investor to the Escrow, which funds shall be distributed pursuant to the terms of the Escrow Agreement between the Company and escrow agent.  Upon satisfaction of the sale of the 250,000 shares of Securities by the deadline, funds deposited in the escrow account will be swept into Company’s operating bank account at John Marshall Bank, Arlington, Virginia.

2.3

Delivery of Securities. The Securities will be issued in certificated form. Upon receipt by the Company of the funds due it pursuant to Section 3.2 above, on the Closing Date the Company shall direct the delivery of a copy of the Securities to the Investor by facsimile and the originally executed Securities by overnight courier at the address provided by the Investor on the Signature Page hereto.

4. Representations, Warranties and Covenants of the Investor. The Investor acknowledges, represents and warrants to, and agrees with, the Company that:

4.1

The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the Securities set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

4.2

(a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) any person or entity (other than the Company) is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Securities, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

4.3

(a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) and (c) the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) Investor’s certificate of incorporation or by-laws (or other similar governing documents) or (ii) any agreement or any law or regulation to which Investor is a party or by which any of its property or assets is bound.

4.4

The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities. The Investor also understands that there is no established public trading market for the Securities being offered in the Offering, and that such a market may not develop. The Company does intend to apply for listing or quotation of the Securities on the OTC Markets Group, Inc. Venture Market QB. Without an active market, the liquidity of the Securities will be severely limited.

4.5

Since the date on which the Company first contacted the Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any transactions involving the securities of the Company.

5. Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by Federal Express, two (2) business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

if to the Company, to:

with a copy to:

if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the Commonwealth of Virginia, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11. Counterparts. This Agreement may be executed in multiple counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

12. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Securities to such Investor.